Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2021 THIRD QUARTER RESULTS

Revenues of $10.0 million and operating income of $0.3 million for the quarter

Hauppauge, NY – August 12, 2021 – Forward Industries, Inc. (NASDAQ:FORD), a single source solution provider for the full spectrum of hardware and software product design and engineering services as well as a designer and distributer of carry and protective solutions, today announced financial results for its third fiscal quarter ended June 30, 2021.

Third Quarter 2021 Financial Highlights

•	Revenues were $10.0 million, an increase of 5.3% from $9.5 million for the three months ended June 30, 2020.

•	Gross margin improved to 21.9% compared to 18.6% for the three months ended June 30, 2020.

•	Operating income was $0.3 million compared to an operating loss of $0.2 million for the three months ended June 30, 2020.

•	Net income was $0.2 million compared to a net loss of $0.2 million for the three months ended June 30, 2020.

•	Basic and diluted earnings/(loss) per share was $0.02 compared to $(0.02) for the three months ended June 30,2020.

•	Cash and cash equivalents totaled $1.6 million at June 30, 2021.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “A very pleasing set of results for the quarter, showing a clear trend in improvement of Forward’s performance. Although we continue to be hampered by difficult trading conditions, we have grown across all divisions relative to the previous quarter. While the design division remains robust, with a strong pipeline, the expansion and diversification of products within our distribution division continues its momentum.

I am cautiously optimistic that during the final quarter, we will complete the fiscal year on solid footing with strong year on year performance.”

The tables below are derived from the Company’s condensed consolidated financial statements included in its Form 10-Q filed on August 12, 2021 with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal quarter ended June 30, 2021 and 2020. Please also refer to the Company’s Form 10-K for a discussion of risk factors applicable to the Company and its business.

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Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding our pipeline of work, trend in the improvement of our business and momentum of our expansion and diversification.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, pricing pressures, lack of success of our sales people, failure to develop products at a profit, failure to commercialize products that we develop, a long delay in the re-opening of retail stores in the U.S, as a result of the pandemic, continued supply chain issues, inability of our design division’s customers to pay for our services, unanticipated issues with our affiliated sourcing agent, issues at Chinese factories that we source our products as a result of the pandemic or otherwise, and failure to obtain acceptance of our products by big box retail stores. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2020 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Forward is a fully integrated design, development and manufacturing solution provider to top tier medical and technology customers worldwide. Through its acquisitions of Intelligent Product Solutions, Inc. and Kablooe Design, Inc., the Company has expanded its ability to design and develop solutions for our existing multinational client base and expand beyond the diabetic product line into a variety of industries with a full spectrum of hardware and software product design and engineering services. In addition to our existing design and distribution of carry and protective solutions, primarily for handheld electronic devices, we are now a one-stop shop for design development and manufacturing solutions serving a wide range of clients in the industrial, commercial, medical and consumer industries.

Contact:

Forward Industries, Inc.

Anthony Camarda

(631) 547-3041

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2021	2020
	(Unaudited)
Assets

Current assets:
Cash	$1,604,649	$2,924,627
Accounts receivable, net	7,683,659	7,602,316
Inventories	1,907,137	1,275,694
Prepaid expenses and other current assets	500,893	419,472

Total current assets	11,696,338	12,222,109

Property and equipment, net	183,740	215,323
Intangible assets, net	1,371,847	1,531,415
Goodwill	1,758,682	1,758,682
Operating lease right of use assets, net	3,848,462	3,512,042
Other assets	72,251	116,697

Total assets	$18,931,320	$19,356,268

Liabilities and shareholders' equity

Current liabilities:
Line of credit	$–	$1,000,000
Current portion of note payable to Forward China	–	1,600,000
Accounts payable	234,644	197,022
Due to Forward China	4,439,838	3,622,401
Deferred income	444,445	485,078
Current portion of notes payable	29,159	983,395
Current portion of finance lease liability	4,050	18,411
Current portion of earnout consideration	–	45,000
Current portion of operating lease liability	348,914	259,658
Accrued expenses and other current liabilities	624,328	615,401
Total current liabilities	6,125,378	8,826,366

Other liabilities:
Note payable to Forward China, less current portion	1,600,000	–
Notes payable, less current portion	–	529,973
Operating lease liability, less current portion	3,644,688	3,359,088
Finance lease liability, less current portion	–	12,769
Earnout consideration, less current portion	70,000	45,000
Total other liabilities	5,314,688	3,946,830

Total liabilities	11,440,066	12,773,196

Commitments and contingencies

Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized;10,031,185 and 9,883,851 shares issued and outstanding at June 30, 2021 and September 30, 2020, respectively	100,312	98,838
Additional paid-in capital	19,878,497	19,579,684
Accumulated deficit	(12,487,555)	(13,095,450)

Total shareholders' equity	7,491,254	6,583,072

Total liabilities and shareholders' equity	$18,931,320	$19,356,268

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2021	2020	2021	2020

Revenues, net	$9,964,514	$9,548,732	$28,077,496	$25,872,963
Cost of sales	7,781,485	7,773,944	21,888,135	20,925,017
Gross profit	2,183,029	1,774,788	6,189,361	4,947,946

Sales and marketing expenses	620,737	464,247	1,802,134	1,478,880
General and administrative expenses	1,293,941	1,485,447	5,102,545	4,324,798
Goodwill impairment	–	–	–	1,015,000

Income/(loss) from operations	268,351	(174,906)	(715,318)	(1,870,732)

Gain on forgiveness of note payable	–	–	(1,356,570)	–
Fair value adjustment of earnout consideration	10,000	–	(20,000)	(350,000)
Fair value adjustment of deferred cash consideration	–	3,000	–	12,000
Interest income	(32,459)	–	(88,760)	–
Interest expense	45,802	37,148	138,908	132,275
Other expense, net	1,421	148	3,209	3,466
Income/(loss) before income taxes	243,587	(215,202)	607,895	(1,668,473)

Provision for/(benefit from) income taxes	–	–	–	–

Net income/(loss)	$243,587	$(215,202)	$607,895	$(1,668,473)

Earnings/(loss) per share:
Basic	$0.02	$(0.02)	$0.06	$(0.18)
Diluted	$0.02	$(0.02)	$0.06	$(0.18)

Weighted average common shares outstanding:
Basic	9,963,969	9,534,407	9,919,579	9,534,034
Diluted	10,512,893	9,534,407	10,423,108	9,534,034

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